Exhibit 3.1

Company No.: CF-271049

THIRD AMENDED AND RESTATED MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

JUPAI HOLDINGS LIMITED

(adopted by the written resolutions signed by all the shareholders dated 16th December, 2014)

Incorporated on the 13th day of August, 2012

INCORPORATED IN THE CAYMAN ISLANDS

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

Third Amended and Restated Memorandum of Association

Of

Jupai Holdings Limited

(adopted by special resolutions dated16th December, 2014)

1.                                      The name of the Company is Jupai Holdings Limited.

2.                                      The registered office will be situated at the the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, P.O. Box32311, Grand Cayman KY1-1209, Cayman Islands. or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (as amended).

4.                                      Except as prohibited or limited by the laws of the Cayman Islands, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in any part of the world whether as principal, agent, contractor or otherwise.

5.                                      The Company shall not be permitted to carry on any business where a licence is required under the laws of the Cayman Islands to carry on such a business until such time as the relevant licence has been obtained.

6.                                      If the Company is an exempted company, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (as amended).

7.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s share.

8.                                      The authorised share capital of the Company is US$98,995.9835, consisting of 142,101,740 ordinary shares, par value of US$0.0005 each (the “Ordinary Shares”), 4,216,867 convertible redeemable Series A Preferred Shares, par value of US$0.0005 each (the “Series A Preferred Shares”) and 51,673,360 convertible redeemable Series B Preferred Shares, par value of US$0.0005 each (the “Series B Preferred Shares”), each with the power for the Company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions, subject always to the provisions of the Companies Law (as amended) and the Articles of Association; and so that, unless the condition of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

Third Amended and Restated Articles of Association

Of

Jupai Holdings Limited

(adopted by special resolutions dated16th December,2014)

1.                                      The Regulations contained or incorporated in Table A of the First Schedule of the Companies Law (as amended) shall not apply to this Company.

INTERPRETATION

2.                                      (a)                                 In these Articles the following terms shall have the meanings set opposite unless the context otherwise requires:

“Articles”	means these Articles of Association as from time to time amended by Special Resolution.

“Auditors”	means the Auditors for the time being of the Company, if any.

“Company”	means Jupai Holdings Limited.

“Directors”	means the directors of the Company for the time being or, as the case may be, the directors assembled as a board.

“the Law”

means the Companies Law (2013 Revision) of the Cayman Islands and any amendment or other statutory modification thereof and where in these Articles any provision of the Law is referred to, the reference is to that provision as modified by law for the time being in force.

“Member”	means a person who is registered in the Register of Members as the holder of any Share in the Company.

“Memorandum”	means the memorandum of association of the Company, as from time to time amended by special resolutions.

“Month”	means a calendar month.

“Ordinary Director”	has the meaning given to that term in Article 62(a)

“Ordinary Resolution”	means a resolution of a general meeting passed by a simple majority of the Members entitled to vote thereat present at the meeting or a written resolution signed by all Members entitled to vote.

“Registered Office”	means the registered office of the Company as provided in Section 50 of the Law.

“Register of Members”	means the register of Members to be kept pursuant to section 40 of the Law.

“Secretary”	means any person appointed by the Directors to perform any of the duties of the secretary of the

Company and including any assistant secretary.

“Series B Director”	has the meaning given to that term in Article 62(a)

“Series A Preferred Shares”	means the convertible, redeemable and participating Series A preferred shares of the Company, par value of US$0.0005 each.

“Series B Preferred Shares”	means the convertible, redeemable and participating Series B preferred shares of the Company, par value of US$0.0005 each.

“Seal”	means the common seal of the Company or any facsimile for official seal for use outside of the Cayman Islands.

“Share”	means any shares of whatever class in the capital of the Company.

“Special Resolution”

means a resolution of a general meeting passed by eighty-one percent (81%) of the Members entitled to vote thereat present a meeting or a written resolution signed by all Members entitled to vote and otherwise in accordance with Section 60 of the Law.

(b)                             Unless the context otherwise requires, expressions defined in the Law and used herein shall have the meanings so defined.

(c)                                  In these Articles unless the context otherwise requires:-

(i)                                     words importing the singular number shall include the plural number and vice-versa;

(ii)                                  words importing the masculine gender only shall include the feminine gender; and

(iii)                             words importing persons only shall include companies or associations or bodies of persons whether incorporated or not.

(d)                                 The headings herein are for convenience only and shall not affect the construction of these Articles.

(e)                                  All provisions set out in the main body of these Articles shall be read in conjunction with and shall be subject to the terms set out in the Schedule hereto, which provide further details on the rights agreed with the holders of the Preferred Shares of the Company.  In the event of any difference between the provisions set out in the main body of these Articles and the provisions set out in the Schedule, the provisions set out in the Schedule shall prevail.

3.                                      (a)                                 Subject to the provisions, if any, in that behalf in the Memorandum and any provisions in the Schedule, and without prejudice to any special rights previously conferred on the holders of existing Shares, any Share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of Share capital or otherwise, as the Company may from time to time by Special Resolution determine, and subject to the provisions of section 37 of the Law, any Share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

(b)                                 If at any time the share capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied with the consent in writing of all the holders of the issued Shares of that class.

4.                                      (a)                                 Every person whose name is entered as a Member in the Register of Members shall, without payment, be entitled to a certificate under the seal of the Company specifying the Share or Shares held by him and the amount paid up thereon, provided that in respect of a Share or Shares held jointly by several persons, the

Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.

(b)                                 If a Share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity, as the Directors think fit.

5.                                      Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or actual interest in any Share (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) or any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder, but the Company may in accordance with the Law issue fractions of Shares.

6.                                     The Shares shall, subject to other provisions of these Articles and the Schedule, be at the disposal of the Directors, and they may (subject to the provisions of the Law and other provisions of these Articles and the Schedule) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as they think fit, but so that no Share shall be issued at a discount, except in accordance with the provisions of the Law.

LIEN

7.                                      The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that Share, and the Company shall also have a lien on all Shares (other than fully paid-up Shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any Share to be wholly or in part exempt from the provision of these Articles.  The Company’s lien, if any, on a Share shall extend to all dividends payable thereon.

8.                                      The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the persons entitled thereto by reason of his death or bankruptcy.

9.                                      For giving effect to any such sale, the Directors may authorise a person to transfer the Shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

10.                               The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the person entitled to the Shares at the date of the sale.

CALLS ON SHARES

11.                               The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares provided that no call shall be payable earlier than one month from the last call; and each Member shall (subject to receiving at least fourteen days, notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his Shares.

12.                               The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

13.                               If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of six per cent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

14.                               The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

15.                               The Directors may make arrangements on the issue of Shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

16.                               The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any Shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction at the Company in general meeting six per cent per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

FORFEITURE OF SHARES

17.                               If a Member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

18.                               The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

19.                               If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

20.                               A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

21.                               A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares, but his liability shall cease if and when the Company receives payment in full of the amount due on the Shares.

22.                               A statutory declaration in writing that the declarant is a Director of the Company, and that a Share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.  The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

23.                               The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had been made payable by virtue of a call duly made and notified.

TRANSFER AND TRANSMISSION OF SHARES

24.                               The instrument of transfer of any Share shall be executed by or on behalf of the transferor (but need not be executed by or on behalf of the transferee unless the Share has been issued nil paid), and the transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof.

25.                               Shares shall be transferred in the following form, or in any usual or common form approved by the Directors:

I,                            of                          in consideration of the sum of $         paid to me by                            of                              (hereinafter called “the Transferee”) do hereby transfer to the Transferee the      Share (or Shares) numbered       in the Company called [   ], to hold the same unto the Transferee, subject to the several conditions on which I hold the same.

As witness our hands on the              day of                      20        .

Transferor

26.                               The Directors may, in their absolute discretion and without assigning any reason therefore, decline to register any transfer of Shares (other than the Preferred Shares) to a person of whom they do not approve.  The Directors may also suspend the registration of transfers at such times and for such periods (not exceeding thirty days in aggregate in each year) as the Directors may from time to time determine.  The Directors may decline to recognise any instrument of transfer unless (a) a fee not exceeding one dollar is paid to the Company in respect thereof, and (b) the instrument of transfer is accompanied by the certificate of the Shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

If the Directors refuse to register a transfer of Shares, they shall within one month after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

27.                               The legal personal representative of a deceased sole holder of a Share shall be the only person recognised by the Company as having any title to the Share.  In case of a Share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only persons recognised by the Company as having any title to the Share.

28.                               Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt person before the death or bankruptcy.

29.                               A person becoming entitled to a Share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

CONVERSION OF SHARES INTO STOCK

30.                               The Company may by Ordinary Resolution convert any paid-up Shares into stock, and reconvert any stock into paid-up Shares of any denomination.

31.                               The holders of stock may transfer the same, or any part thereof in the same manner and subject to the same regulations as and subject to which the Shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit; but the Directors may from time to time fix the minimum amount of stock transferable, and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the Shares from which the stock arose.

32.                               The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the Shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not, if existing as Shares, have conferred that privilege or advantage.

33.                               Such of the Articles of the Company as are applicable to paid-up Shares shall apply to stock, and the words “Share” and “Member” herein shall include “stock” and “stock-holder”.

ALTERATION OF CAPITAL

34.                               The Company may, subject to the remaining provisions of these Articles and the Schedule and without prejudice to the rights attached to the Preferred Shares, from time to time by Special Resolution increase the share capital by such sum, to be divided into Shares of such amount, as the resolution shall prescribe.

35.                               Subject to any direction to the contrary that may be given by the Company in general meeting, all new Shares shall be at the disposal of the Directors in accordance with Article 6.

36.                               The new Shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

37.                               Subject to the remaining provisions of these Articles and the Schedule and without prejudice to the rights attached to the Preferred Shares, the Company may by Special Resolution:

(a)                                 consolidate and divide all or any of its Share capital into Shares of larger amount than its existing Shares;

(b)                                 sub-divide its existing Shares, or any of them, into Shares of smaller amount than is fixed by the Memorandum, subject nevertheless to the provisions of section 13 of the Law; and

(c)                                  cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

38.                               Subject to the provisions of the Law, the Memorandum and the other provisions of these Articles and the Schedule and without prejudice to the rights attached to Preferred Shares, the Company may purchase its own Shares, including any redeemable Shares, provided that the manner of purchase has first been authorised by Special Resolution and may make payment therefor or for any redemption of Shares in any manner authorised by the Law, including out of capital.

GENERAL MEETINGS

39.                               The Directors may whenever they think fit, convene a general meeting.  If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any one or more Members holding in the aggregate not less than one-ten of the total issued share capital of the Company entitled to vote may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.  The Directors shall, upon the requisition in writing of one or more Members holding in the aggregate not less than five per cent of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene a general meeting.  Any such requisition shall express the object of the meeting proposed to be called, and shall be left at the Registered Office of the Company.  If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other Member or Members holding in the aggregate not less than five per cent of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene a general meeting to be held at the Registered Office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company’s Articles as to notice, as the persons convening the meeting fix.

40.                               Not less than seven days’ notice (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) specifying the place, the day and the hour of meeting and, in the case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meeting, to such persons as are entitled to vote or may otherwise be entitled under the Articles of the Company to receive such notices from the Company; but with the consent of all the Members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

41.                               The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any Member entitled to receive notice shall not invalidate the proceedings at any meeting.

42.                               (a)                                 No business shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business; save as herein otherwise provided, one or more Members holding in the aggregate not less than one-third of the total issued share capital of the Company and the holders holding a majority of Series A Preferred Shares and Series B Preferred Shares present in person or by proxy and entitled to vote shall be a quorum.

(b)                                 An Ordinary Resolution or a Special Resolution (subject to the provisions of the Law) in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings, (or being corporations by their duly authorised representatives) including a resolution signed in counterpart by or on behalf of such Members or by way of signed telefax transmission, shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

43.                               If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved.  In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

44.                               The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

45.                               If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

46.                               The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

47.                               At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by a proxy who together hold not less than one percent of the paid up capital of the Company entitled to vote, and, unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

48.                               If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

49.                               In no circumstance shall the chairman of a general meeting be entitled to a second or casting vote.

50.                               A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS

51.                               Subject to the provisions of the Memorandum and other provisions of these Articles (including the Schedule), at all general meetings of the Company: (a) the holder of each Ordinary Share issued and outstanding shall have one vote in respect of each Ordinary

Share held, and (b) the holder of a Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s Members is first solicited.

On a show of hands every Member present in person or by proxy and entitled to vote shall have one vote and on a poll every Member entitled to vote shall have one vote for each Share of which he is the holder.

52.                               In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

53.                               A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other person in the nature of a committee appointed by that court, and any such committee or other person may vote by proxy.

54.                               No Member shall be entitled to vote at any general meeting, unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

55.                               On a poll votes may be given either personally or by proxy.

56.                               The instrument appointing a proxy shall be in writing under the hand of the Member or, if the Member is a corporation, either under seal or under the hand of a director or officer or attorney duly authorised.  A proxy need not be a Member of the Company.

57.                               The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid PROVIDED THAT the chairman of the meeting may in his discretion accept an instrument of proxy sent by telex or telefax upon receipt of telex or telefax confirmation that the signed original thereof has been sent.

58.                               An instrument appointing a proxy may be in the following form or any other form approved by the Directors:

[                                                                                            ]

“I,                                                     , of                                               , hereby appoint                                                      of                                                as my proxy, to vote for me and on my behalf at the general meeting of the Company to be held on the              day of                                 , 20      .

Signed this              day of                                                 , 20      .

59.                               The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

60.                               Any corporation which is a Member of the Company may by resolution of its Directors or any committee of the Directors authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

DIRECTORS AND OFFICERS

61.                               (a)                                 The Company shall have a Board of Directors consisting of four (4) members, including one (1) director (the “Series B Director”) appointed by the holders of a majority of Series B Preferred Shares, three (3) directors (the “Ordinary Directors”) appointed by Juda Holding Inc. and Century Crest Global Limited.

The names of the first Directors shall be determined in writing by the subscribers of the Memorandum.  In no circumstance shall the right of the holders of a majority of Series B Preferred Shares to appoint one director to the Board of the Company be removed or changed.

(b)                                 Each of the holder holding a simple majority of Series A Preferred Shares and the minority holders of Series B Preferred Shares shall have the right to designate one (1) non-voting observer (the “Observers”) who shall have the right to attend and observe (but not to vote at) meetings of the Board, and, concurrently with the directors of the Board, to receive notices of all meetings of the Board and copies of all documents provided to any member of the Board.

(c)                                  Notwithstanding any provision in these Articles to the contrary, a sole Director shall be entitled to exercise all of the powers and functions of the Directors which may be conferred on them by Law or by these Articles.

62.                               The remuneration of the Directors shall from time to time be determined by the Company in general meeting.  The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

63.                               No shareholding qualification shall be required for Directors unless otherwise required by the Company by Special Resolution.

64.                               Any Director may in writing appoint another person who is approved by the majority of the Directors to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present.  Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present, and where he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time, in writing, revoke the appointment of an alternate appointed by him and such appointment shall be revoked automatically if the appointor of the alternate ceases to be a Director at any time.  Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be the agent of the Director appointing him.  The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

65.                               The Directors may by resolution, appoint one of their number to be President upon such terms as to duration of office, remuneration and otherwise as they may think fit.

66.                               The Directors may also by resolution appoint a Secretary and such other officers as may from time to time be required upon such terms as to duration of office, remuneration and otherwise as they may think fit. Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide.

POWERS AND DUTIES OF DIRECTORS

67.                               The business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any clause of these Articles, to the provisions of the Law, and to such regulations, being not inconsistent with the aforesaid clauses or provisions, as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

68.                               The Directors may, subject to the provisions set forth in the Schedule, exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

69.                               (a)                                 Subject to the provisions set forth in the Schedule, the Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

(b)                                 The Directors may, subject to the provisions set forth in the Schedule, delegate any of the powers exercisable by them to a Managing Director or any other person or persons acting individually or jointly as they may from time to time by resolution appoint upon such terms and conditions (including without limitation as to duration of office and remuneration) and with such restrictions as they may think fit, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers.

(c)                                  All cheques promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

70.                               The Directors shall cause minutes to be prepared:-

(a)                                 of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)                                  of all resolutions and proceedings at all meetings of the Members of the Company and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.

DISQUALIFICATION AND CHANGES OF DIRECTORS

71.                               The office of Director shall be vacated if the Director:-

(a)                                 becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(b)                                 is found to be or becomes of unsound mind; or

(c)                                  resigns his office by notice in writing to the Company.

72.                               The number of Directors shall be not less than one, nor unless the Company in general meeting may otherwise determine, more than ten.

73.                               Any casual vacancy occurring in the Board of Directors may be filled by the Directors.

74.                               The Directors shall have the power at any time, and from time to time, to appoint a person as an additional Director or persons as additional Directors.

75.                               Any Director who shall have been elected by a specified Member or Members may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of such Member(s) then entitled to elect such Director in accordance with Article 62(a), given at a special meeting of such Members duly called or by an action by written consent for that purpose.  Any vacancy in the Board of Directors caused as a result of such removal or one or more of the events set out in Article 72 of any Director who shall have been elected by a specified Member or Members, may be filled by, and only by, the affirmative vote of such Member(s) then entitled to elect such Director in accordance with Article 62(a), given at a special meeting of such Members duly called or by an action by written consent for that purpose, unless otherwise agreed upon among such Member(s).

PROCEEDINGS OF DIRECTORS

76.                               The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit.  Questions arising at any meeting shall be decided by a majority of votes subject to the provisions set forth in the Schedule.  In no circumstance shall the chairman have a second or casting vote.  Meetings of Directors shall be held at least once every quarter.

77.                               A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time, summon a meeting of Directors by at least 14 days notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered PROVIDED HOWEVER that notice may be waived by all the Directors (or their alternates) either at, before or after the meeting is held PROVIDED FURTHER that notice or waiver thereof may be given by telex or telefax.  Each Director (or alternate Director) shall give a written reply to the company confirming his attendance to the meeting within 5 days after receiving the meeting notice from the Company.

78.                               The quorum necessary for the transaction of the business of the Directors shall be at least three (3) Directors including the Series B Director.  If the Series B Director (or his alternate Director) fails to give a written reply to the Company confirming his attendance subject to the Section 78 or is not present at the meeting, other three (3) Directors shall constitute a quorum.  For the purpose of these Articles, an alternate appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

79.                               The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

80.                               Any Director or officer may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer PROVIDED THAT nothing herein contained shall authorise a Director or officer or his firm to act as Auditor of the Company.

81.                               No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relation thereby established.  A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon and a general notice that a Director or alternate Director is a shareholder of any specified firm or company and/or is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure hereunder and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

82.                               The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

83.                               The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

84.                               A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

85.                               A committee may meet and adjourn as it thinks proper. Subject to the provisions set forth in the Schedule, questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall not have a second or casting vote.

86.                               All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

87.                               Upon the Directors (being in number at least a quorum) signing the minutes of a meeting of the Directors the same shall be deemed to have been duly held notwithstanding that the Directors have not actually come together or that there may have been a technical defect in the proceedings.  A resolution signed by all such Directors, including a resolution signed in counterpart by the Directors or by way of signed telefax transmission, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted.  To the extent permitted by law, the Directors may also meet by telephone conference call or such other methods where all Directors are capable of speaking to and hearing the other Directors at the same time.

SEALS AND DEEDS

88.                               (a)                                 If the Directors determine that the Company shall have a common Seal, the Directors shall provide for the safe custody of the common Seal and the common Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Directors, and in the presence of a Director and of the Secretary or, in place of the Secretary, by such other person as the Directors may appoint for the purpose; and that Director and the Secretary or other person as aforesaid shall sign every instrument to which the common Seal of the Company is so affixed in their presence.  Notwithstanding the provisions hereof, annual returns and notices filed under the Law may be executed either as a deed in accordance with the Law or by the common Seal being affixed thereto in either case without the authority of a resolution of the Directors by one Director or the Secretary.

(b)                                 The Company may maintain a facsimile of any common Seal in such countries or places as the Directors shall appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors and in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the common Seal had been affixed in the presence of and the instrument signed by a Director and the Secretary or such other person as the Directors may appoint for the purpose.

(c)                                  In accordance with the Law, the Company may execute any deed or other instrument which would otherwise be required to be executed under Seal by the signature of such deed or instrument as a deed by two Directors of the Company or where there is a Sole Director of the Company, by such Sole Director, or by a Director and the Secretary of the Company or, in place of the Secretary, by such other person as the Directors may appoint or by any other person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by two Directors of the Company, or a Sole Director or by a Director and the Secretary or such other person as aforesaid.

DIVIDENDS AND RESERVE

89.                               The Company may, subject to the provisions set forth in the Schedule, by Special Resolution declare dividends, but no dividend shall exceed the amount recommended by the Directors.

90.                               The Directors may from time to time pay to the Members interim dividends.

91.                               No dividend shall be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Law.

92.                               Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends, all dividends on any class of Shares not fully paid shall be declared and paid according to the amounts paid on the Shares of that class, but if and so long as nothing is paid up on any of the Shares in the Company, dividends may be declared and paid according to the number of Shares.  No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this article as paid on the Share.

93.                               The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at their like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

94.                               If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other monies payable on or in respect of the Share.

95.                               Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or in the case of joint holders to any one of such joint holders at his registered address or to such person at such address as the Member or person entitled or such joint holders, as the case may be, may direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled or such joint holders, as the case may be, may direct.

96.                               The Directors may declare that any dividend is paid wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises with regard to such distribution, the Directors may settle the same as they, think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

97.                               No dividend shall bear interest against the Company.

CAPITALISATION OF PROFITS

98.                               The Company may, without prejudice to the provisions of the Schedule, upon the recommendation of the Directors (including the affirmative vote of the Series B Director which shall not be unreasonably withheld or delayed by the Series B Director) authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all action and things required to give effect to such capitalisation, with full power to the Directors to make such provision as they think fit for the case of Shares becoming distributable in fractions (including provision whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

ACCOUNTS

99.                               The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Company by Special Resolution or failing such determination by the Directors (including the affirmative vote of the Series B Director which shall not be unreasonably withheld or delayed by the Series B Director) of the Company.

100.                        The Company may, without prejudice to the provisions of the Schedule, by Special Resolution from time to time determine or, failing such determination, the Directors (including the affirmative vote of the Series B Director which shall not be unreasonably withheld or delayed by the Series B Director) may from time to time determine that Auditors shall be appointed and that the accounts relating to the Company’s affairs shall be audited in such manner as the Company by Special Resolution or the Directors (including the affirmative vote of the Series B Director which shall not be unreasonably withheld or delayed by the Series B Director), as the case may be, shall determine PROVIDED THAT nothing contained in this Article shall require Auditors to be appointed or the accounts relating to the Company’s affairs to be audited.

WINDING UP

101.                        If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributors as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities upon which there is any liability. This Article is to be without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

102.                        If the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid up capital, subject to the provisions in the Schedule, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively.  And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the Shares held by them respectively.  This Article is to be without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

NOTICES

103.                        (a)                                 A notice may be given by the Company to any Member either personally or by sending it by post, telex or telefax to him to his registered address, or (if he has no registered address) to the address, if any, supplied by him to the Company for the giving of notices to him.

(b)                                Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice (by airmail if the address is outside the Cayman Islands) and to have been effected, in the case of a notice of a meeting at the expiration of three days after the time at which the letter would be delivered in the ordinary course of post.

(c)                                 Where a notice is sent by telex or telefax, service of the notice shall be deemed to be effected by properly addressing and sending such notice through the appropriate transmitting medium and to have been effected on the day the same is sent.

104.                        If a Member has no registered address and has not supplied to the Company an address for the giving of notice to him, a notice addressed to him and advertised in a newspaper circulating in the Cayman Islands shall be deemed to be duly given to him at noon on the day following the day on which the newspaper is circulated and the advertisement appeared therein.

105.                        A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register of Members in respect of the Share.

106.                        A notice may be given by the Company to the person entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

107.                        Notice of every general meeting shall be given in the same manner hereinbefore authorised to:

(a)                                 every Member entitled to vote, except those Members entitled to vote who (having no registered address) have not supplied to the Company an address for the giving of notices to them; and

(b)                                 every person entitled to a Share in consequence of the death or bankruptcy of a Member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other persons shall be entitled to receive notices of general meetings.

RECORD DATE

108.                        The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members and, for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within 90 days prior to the date of the declaration of such dividend, fix a subsequent date as the record date for such determination.

AMENDMENT OF MEMORANDUM AND ARTICLES

109.                        Subject to and insofar as permitted by the provisions of the Law and the provisions set forth in the Schedule, the Company may from time to time by Special Resolution alter or amend its Memorandum or these Articles in whole or in part provided however that no such amendment shall effect the rights attaching to any class of shares without the consent or sanction provided for in Article 3 (b).

ORGANISATION EXPENSES

110.                        The preliminary and organisation expenses incurred in forming the Company shall be paid by the Company and may be amortised in such manner and over such period of time and at such rate as the Directors shall determine and the amount so paid shall in the accounts of the Company, be charged against income and/or capital.

OFFICES OF THE COMPANY

111.                       Subject to the provisions of the Law, the Company may by resolution of the Directors change the location of its Registered Office.  The Company, in addition to its Registered Office, may establish and maintain an office in the Cayman Islands or elsewhere as the Directors may from time to time determine.

INDEMNITY

112.                        Every Director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of willful neglect or default, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such Director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims.  No such Director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss of the monies of the Company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own willful neglect or default.

TRANSFER BY WAY OF CONTINUATION

113.                        The Company shall, subject to the provisions of the Law and the Schedule and, with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and the Directors may cause an application to be made to the Registrar of Companies to deregister the Company.

SCHEDULE

1.                                      DEFINITIONS

1.1                               In this Schedule, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“As Adjusted”	means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Applicable Conversion Price”

means, (i) with respect to the Series A Preferred Shares, the then-effective Series A Conversion Price, and (ii) with respect to the Series B Preferred Shares, the then-effective Series B Conversion Price.

“Closing”	has the meaning specified in the Series B Share Purchase Agreement.

“Group Company” or “Group Companies”

means the Company, the Hong Kong Company and the PRC Companies, together with each Subsidiary of the aforementioned entities, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to each joint venture in which any of the foregoing holds more than fifty percent (50%) of the voting power.

“Control” of a given Person	means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly,

whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Convertible Securities”	:	shall mean any evidences of indebtedness, shares (other than Preferred Shares and Ordinary Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

“Conversion Price”		has the meaning set forth in Section 7.1(d).

“Conversion Share”		has the meaning specified in Section 7.1 (c).

“Deemed Liquidation Event”		shall have the meaning set forth in Section 3.2.

“Distribution”

shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than (i) dividends on Ordinary Shares payable in Ordinary Shares, or (ii) the purchase or redemption of Shares for cash or property in connection with (1) repurchases by the Company as approved by the Board of Directors of Ordinary Shares issued to or held by employees, officers, directors, consultants or other service providers of the Company or its subsidiaries upon termination of their services pursuant to agreements providing for the right of said repurchase, at a price equal to or less than the original issue price of such shares, (2) repurchases by the Company as approved by the Board of Directors of Ordinary Shares issued to or held by employees, officers, directors, consultants or other service providers of the Company or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such rights, at a price no greater than the price at which a third party has offered to purchase such shares, or (3) redemptions of Preferred Shares to effect the conversion thereof pursuant to these Articles.

“ESOP”	has the meaning specified in the Series B Share Purchase Agreement.

“Founder” or “Founders”	has the meaning specified in the Investors’ Rights Agreement.

“Founding Shareholder” or “Founding Shareholders”	has the meaning specified in the Investors’ Rights Agreement.

“Governmental Authority”

means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Intellectual Property”

means any and all (i) patents, all patent rights and all applications  and all reissues, reexaminations,  continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Key Holder” or “Key Holders”		has the meaning specified in the Investors’ Rights Agreement.

“Key Holder Holdco” or “Key Holder Holdcos”		has the meaning specified in the Investors’ Rights Agreement.

“Liquidation Event”		has the meaning specified in Section 3.1.

“Liquidation Preference”		shall have the meaning set forth in Section 3.

“Majority Preferred Shareholders”		means collectively, the holders of a simple majority of the voting power of the Series A Preferred Shares, and the holders of a simple majority of the voting power of the Series B Preferred Shares.

“Material Adverse Effect”		means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

“New Securities”		has the meaning specified in 7.5(4)(a)(iii)

“Options”	:	means rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

“Ordinary Share Equivalents”		means warrants, Options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Ordinary Share Liquidation Preference”	has the meaning specified in Section 3.1(iii).

“Ordinary Share Purchase Price”	Means the aggregate consideration paid by each holder of Ordinary Shares for the subscription for and purchase of the Ordinary Shares held by such holder.

“PRC”	means the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“PRC Companies”	means collectively the WFOE and the Domestic Enterprise (as defined in the Series B Share Purchase Agreement).

“Preferred Shareholder”

means any holder of the Preferred Shares and/or Ordinary Shares issued upon conversion of the Preferred Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), and their permitted transferees and assigns) .

“Preferred Shares”	means the Series A Preferred Shares and Series B Preferred Shares.

“Qualified IPO”

means a firm commitment underwritten registered public offering by the Company of its Ordinary Shares or by any other member of the Group Companies of such member’s shares pursuant to a registration statement that is filed with and declared effective by the Governmental

Authority in accordance with relevant securities Laws of any jurisdiction on an internationally recognized stock exchange acceptable to the Preferred Shareholders at a public offering price (prior to customary underwriters’ discounts and commissions) that values the Company at least RMB720,000,000 immediately prior to the closing of such offering and will bring gross offering proceeds to the Company, before deduction of underwriting discounts and registration expenses, of at least RMB50,000,000, all of which shall be calculated based on the offering price in such public offering and the total number of the Company’s shares immediately after such public offering on fully diluted basis.

“Qualified Trade Sale”	has the meaning specified in Section 8.1.

“Redeeming Series B Holder”	has the meaning specified in Section 4.11.

“Redemption Event”	has the meaning specified in Section 4.1(b).

“Requesting Series B Holder”	has the meaning specified in Section 4.11.

“Section”	means a section of this Schedule.

“Selling Shareholder”	has the meaning specified in Section 8.1(b).

“Series A Issue Date”	means the date on which the first Series A Preferred Share was issued.

“Series A Issue Price”	means the pre-share purchase price for the Series A Preferred Shares pursuant to the Series A Share Purchase Agreement, i.e. US$0.3557 (As Adjusted).

“Series A Liquidation Preference”	has the meaning specified in Section 3.1(ii)

“Series A Purchase Price”	means the aggregate consideration paid by a Preferred Shareholder for the subscription for and purchase of the Series A Preferred Shares.

“Series A Redemption Closing”	has the meaning specified in Section 4.2.3.

“Series A Redemption Price”	has the meaning specified in Section 4.2.2.

“Series A Share Purchase Agreement”

means the Series A Convertible Preferred Share Purchase Agreement entered into on or around 20 February 2013 among the Company and the parties named therein (as supplement by the agreement executed on 30 September 2013).

“Series B Issue Price”	means the pre-share purchase price for the Series B Preferred Shares pursuant to the Series B Share Purchase Agreement, i.e. RMB3.7156 (As Adjusted).

“Series B Liquidation Preference”	has the meaning specified in Section 3.1(i)

“Series B Purchase	means the aggregate consideration paid by a Preferred Shareholder for the subscription for and

Price”		purchase of the Series B Preferred Shares.

“Series B Redemption Closing”		has the meaning specified in Section 4.13.

“Series B Redemption Date”		has the meaning specified in Section 4.11.

“Series B Redemption Price”		has the meaning specified in Section 4.12.

“Series B Redemption Notice”		has the meaning specified in Section 4.11.

“Series B Redemption Rights”		has the meaning specified in Section 4.11.

“Series B Share Purchase Agreement”	:	means the Series B Convertible Preferred Share Purchase Agreement entered into on or around November 12, 2013 among the Company and the parties named therein as amended from time to time.

“Shareholder”		means a holder of any Shares of the Company

“Subsidiary” or “subsidiary”	:

shall means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in whose profits or capital are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii)

any Person whose assets, or portions thereof, are consolidated with the interest of the subject entity and are recorded on the accounting books of the subject entity for financial reporting purposes in accordance with International Financial Reporting Standards or U.S. GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies directly or indirectly, or through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies.

Transaction Documents

means collectively the Memorandum and Articles, the Series B Share Purchase Agreement, the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Director Indemnification Agreement and the Management Right Letter.

Other capitalized terms shall have the meaning as set forth in the Investors’ Rights Agreement.

2.              DIVIDENDS PREFERENCE

2.1                           Dividends shall be ratably declared and paid to holders of Preferred Shares and holders of Ordinary Shares based on the number of Ordinary Shares held by each such holder as if all the Preferred Shares were converted into Ordinary Shares in accordance with Section 7 below, or on an as-if converted basis.  No dividends or other distributions, whether in cash, property or securities shall be paid to the holders of Ordinary Shares or any other securities unless all declared but unpaid dividends on each of outstanding Preferred Shares (on an as-converted basis) shall have been paid in full or set aside for payment, provided always that no dividend or other distribution shall be paid on the Series A Preferred Shares unless all dividends declared and payable on Series B Preferred Shares have been paid in full to the holders of the Series B Preferred Shares or set aside for payment.  For the purpose of this Section 2, the term “Preferred Shares” shall also include Convertible Securities.

2.2                           In the event that the Company has declared but unpaid dividends outstanding upon Preferred Shares, then immediately prior to and in the event of a conversion of Preferred Shares as provided in Section 7 below, the Company shall pay off such dividends by cash upon conversion of such Preferred Shares, provided that no declared and unpaid dividends shall be paid on Series A Preferred Shares unless the dividends declared and payable on Series B Preferred Shares have been paid in full to the holders of the Series B Preferred Shares in cash.

3.                                 LIQUIDATION PREFERENCE

3.1                           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (“Liquidated Event”), or any Deemed Liquidation Event (as defined below), all assets and fund of the Company legally available for distribution to the holders of the Shares of the Company shall be made in the following manner:

(i)                                  Before any distribution or payment shall be made to the holders of any Series A Preferred Shares or Ordinary Shares, each holder of Series B Preferred Shares shall be entitled to receive, on a pari passu basis, an amount per Series B Preferred Share then held by such holder equal to (a) one hundred percent (100%) of the total actual Series B Issue Price (As Adjusted), and plus (b) all unpaid dividends accrued thereon (As Adjusted) in preference to the holders of Series A Preferred Shares and Ordinary Shares (the “Series B Liquidation Preference”).  If, upon any Liquidation Event or Deemed Liquidation Event, the assets of the Company shall be insufficient to make payment of the full Series B Liquidation Preference on all Series B Preferred Shares, then such assets shall be distributed solely among the holders of Series B Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(ii)                               Subject to Section 3.1(i) above and before any distribution or payment shall be made to the holders of Ordinary Shares and only after full payment of the Series B Liquidation Preference has been made, each holder of Series A Preferred

Shares then outstanding shall be entitled to receive, on a pari passu basis, an amount per Series A Preferred Share then held by such holder equal to (a) 100% of the total actual Series A Issue Price (As Adjusted) and plus (b) all unpaid dividends accrued thereon in preference to the holders of Ordinary Shares (the “Series A Liquidation Preference”).  If, upon any Liquidation Event or Deemed Liquidation Event and after the full payment of Series B Liquidation Preference, the assets of the Company shall be insufficient to make payment of the full Series A Liquidation Preference on all Series A Preferred Shares, then such assets shall be distributed solely among the holders of Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(iii)                            Subject to Section 3.1(i) and Section 3.1(ii) above, before any distribution shall be made among all holders of Shares of the Company, and only after full payment of the Series B Liquidation Preference and the Series A Liquidation Preference has been made, each holder of Ordinary Shares shall be entitled to receive, on a pari passu basis, an amount equal to (a) 100% of the total actual Ordinary Share Purchase Price and plus (b) all accrued but unpaid dividends thereon per Ordinary Shares (the “Ordinary Share Liquidation Preference”).  If, upon any Liquidation Event or Deemed Liquidation Event and after the full payment of Series B Liquidation Preference and Series A Liquidation Preference, the assets of the Company shall be insufficient to make payment of the full Ordinary Share Liquidation Preference on all Ordinary Shares, then such assets shall be distributed solely among the holders of Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(iv)                           After the distribution or payment in full of the amount distributable or payable on the Series B Liquidation Preference pursuant to Section 3.1(i), the Series A Liquidation Preference pursuant to Section 3.1(ii) and the Ordinary Shares Liquidation Preference pursuant to Section 3.1(iii), any remaining funds or assets of the Company legally available for distribution to holder of the Shares shall be distributed ratably among all the holders of the Ordinary Shares and Preferred Shares on an as-converted basis.

3.2                           The following events shall be treated as a “Liquidation Event” under this Clause 3 (each a “Deemed Liquidation Event”) unless the Majority Preferred Shareholders elect otherwise by written notice sent to the Company at least seven (7) days prior to the effective date of any such event:

(i)                                     any merger, amalgamation or consolidation of any member of the Group Companies with or into any Person, or any other corporate reorganization, or any other transaction or series of transactions, as a result of which the shareholders of the Company immediately prior to such transaction or series of transactions will cease to own a simple majority of the Shares or voting power of the surviving entity (or entity controlling the surviving entity) immediately following the consummation of such transaction or series of transactions;

(ii)                                  any sale, conveyance or disposition of all or substantially all of the assets, or the exclusive licensing of all or substantially all of the intellectual properties, of the Company or any member of the Group Companies to a third party not Controlled by any member of the Group Companies; or

(iii)                               the transfer (whether by merger, reorganization or other transaction) in which a simple majority of the outstanding voting power of the Company is transferred (excluding any sale of Shares by the Company for capital raising purposes); or

(iv)                             any termination or modification of the Control Documents without the prior written consent of Majority Preferred Shareholders,

and upon any such event, any proceeds resulting to the shareholders of the Company therefrom shall be distributed in accordance with the provisions of Section 3.1.

3.3                           Valuation of Properties.  In the event that the Company proposes to distribute assets other than cash in connection with a Liquidation Event pursuant to Section 3.1 or pursuant to a Deemed Liquidation Event of the Company pursuant to Section 3.2, the value of the assets to be distributed to the holders of the Shares shall be determined in good faith by the Board of Directors; provided that any securities not subject to an investment letter or similar restrictions on free marketability shall be valued as follows:

(i)                                  If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)                               If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and;

(iii)                            If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors with the affirmative vote of Series B Director which shall not be unreasonably withheld or delayed by the Series B Director, provided further that the method of valuation of securities subject to an investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in sub-section (a), (b) or (c) to reflect the fair market value thereof as determined in good faith by the Board of Directors.

Regardless of the foregoing, the Majority Preferred Shareholders shall have the right to challenge any determination by the Board of value pursuant to this Section 3.3, in which case the determination of value shall be made by an independent appraiser selected jointly by the Board and the challenging Preferred Shareholders, with the cost of such appraisal to be borne by the Company.

3.4                              Notices.  In the event that the Company shall propose at any time to consummate a Liquidation Event or a Deemed Liquidation Event, then, in connection with each such event, subject to any necessary approval required in the Law and these Articles, the Company shall send to each Preferred Shareholders at least twenty (20) days prior written notice of the date when the same shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of Majority Preferred Shareholders.

3.5                              Enforcement.  Subject to the Law, in the event the requirements of this Section 3 are not complied with, the Company and/or the Shareholders shall forthwith either (i) cause the closing of the Deemed Liquidation Event to be postponed until such time as the requirements of this Section 3 have been complied with, or (ii) cancel such Deemed Liquidation Event.

4.              REDEMPTION

4.1                              Redemption of Series B Preferred Shares

4.1.1                    Right to Redemption.

At any time after the fourth (4th) anniversary of the Series B Closing, or the date of the occurrence of a Redemption Event as set forth in Section 4.3, or if any holder of Series A Preferred Shares elects to exercise its redemption right under this Section 4, any holder of Series B Preferred Shares may, at any time thereafter, require that the Company redeem all or a portion of the Series B Preferred Shares then held by such holder, prior to the Company’s redemption of any other Preferred Shares, in accordance with the following terms (“Series B Redemption Right”).  In the event that a holder of Series B Preferred Shares (the “Requesting Series B Holder”) decides to require the Company to redeem all or a portion of its outstanding Series B Preferred Shares, the Requesting Series B Holder shall give a notice (the “Series B Redemption Notice”) to the Company of its intention.  The Company shall promptly, and in any event within five (5) business days from the receipt of the Series B Redemption Notice, forward a copy of the Series B Redemption Notice to each holder of record of a Series B Preferred Share, at the address last shown on the records of the Company for such holder(s).  The Series B Redemption Notice shall state (i) the number of the Series B Preferred Shares requested to be redeemed and (ii) the date on which the requested redemption shall be made by the Company (the “Series B Redemption Date”) which shall be a date not less than thirty (30) business days from the date of the Series B Redemption Notice.  Within fifteen (15) business days after the receipt of the Series B Redemption Notice by the other holders of the Series B Preferred Shares, each of the other holders of the Series B Preferred Shares may exercise its right to require the Company to redeem all or a portion of its Series B Preferred Shares on the Series B Redemption Date by notifying the Company and each other holder of Series B Preferred Shares (including the Requesting Series B

Holder) in writing of its intention, setting forth the number of the Series B Preferred Shares it requests to be redeemed on the Series B Redemption Date, but any failure or refusal by another holder to exercise its right within such fifteen (15) business day period shall not be deemed a waiver by such holder nor prejudice any right of such holder to require the Company to redeem all or a portion of its Series B Preferred Shares at a later date.  Any payment of the Series B Redemption Price (as defined below) shall be made by the Company to all holders whose Series B Preferred Shares are to be redeemed on the same Series B Redemption Date (collectively, the “Redeeming Series B Holders” and each, a “Redeeming Series B Holder”) pro rata based on the total Series B Redemption Price due to each Redeeming Series B Holder in proportion to the aggregate Series B Redemption Price payable by the Company.

4.1.2                    Series B Redemption Price.  The redemption price for each Series B Preferred  Share redeemed pursuant to this Section 4.1 shall be equal to the sum of (i) an amount equal to one hundred and thirty-six percent (136%) of the Series B Issue Price (As Adjusted) for such share, and (ii) all dividends accrued and unpaid with respect thereto (As Adjusted) (the “Series B Redemption Price”).

4.1.3                    Closing of Series B Redemption.  The closing (the “Series B Redemption Closing”) of the redemption of any Series B Preferred Shares pursuant to this Section 4.1 will take place within sixty (60) days of the date of the Series B Redemption Notice at the offices of the Company, or such earlier date or other place as the Redeeming Series B Holders and the Company may mutually agree in writing.  At the Series B Redemption Closing, subject to applicable laws, the Company will, from any source of assets or funds legally available therefor, redeem each Series B Preferred Share with respect to which the Company has received a Series B Redemption Notice by paying in cash therefor the Series B Redemption Price against surrender by the Redeeming Series B Holder at the Company’s principal office of the certificate(s) representing such shares.  From and after the Series B Redemption Closing all rights of the Redeeming Series B Holder of the relevant Series B Preferred Shares will cease subject to the Redeeming Series B Holder having received the full amount of the Series B Redemption Price from the Company, and such Series B Preferred Shares will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever and the register of members of the Company shall be updated.

4.2                              Redemption of Series A Preferred Shares

4.2.1                    Time.  At any time after the fifth (5th) anniversary of the Series A Closing or the date of the occurrence of a Redemption Event as set forth in Section 4.3 and if the holders of Series B Preferred Shares have elected to exercise their right of redemption pursuant to Section 4.1 above and the Company has satisfied its redemption obligations thereunder, at the request of the holder of a majority of the Series A Preferred Shares, the Company shall redeem all or a portion of the outstanding Series A Preferred Shares.

4.2.2                    Redemption Price. The redemption price (the “Series A Redemption Price”) for each Series A Preferred Share shall be equal to the greatest of:

(i)                                       an aggregate of the Series A Issue Price (As Adjusted) plus a 10% annual compounded interest based on the Series A Issue Price (but exclusive of distributed or declared but unpaid dividend), subject to a upper limit of no greater than 136% of the Series A Issue Price; or

(ii)                                    an aggregate of the Series A Issue Price (As Adjusted) plus all unpaid dividends ratably payable to holders of Series A Preferred Shares accrued on per Series A Preferred Share held by such holder as converted into Ordinary Share, for the period from the Series A Closing until the date of Redemption pursuant to this Section 4.

4.2.3                    Procedure.  Within sixty (60) days after the Company receives the written request for redemption from the holder of a majority of Series A Preferred Shares it shall redeem all Series A Preferred Shares subject to such redemption by paying the Series A Redemption Price to the Series A Preferred Shareholders holding Series A Preferred Shares subject to such redemption (the “Series A Redemption Closing”).

4.3                              Redemption Events.  The Company shall give the Preferred Shareholders a notice of the happening of any of the following circumstances promptly after becoming aware of the same and the Preferred Shareholders shall be entitled to require redemption in any of the following circumstances (the “Redemption Events”):

(i)                                     if the Company fails to initiate, within 24 months from the Series B Closing, the initial public offering of any securities of the Company by entering into one or more public offering agreements with any reputable underwriters in respect of the public offering of any securities of the Company on an internationally recognized securities exchange, including without limitation, the Shanghai Stock Exchange, Shenzhen Stock Exchange, New York Stock Exchange, the Stock Exchange of Hong Kong, Nasdaq Stock Exchange;

(ii)                                  if the Company fails to consummate, within 36 months from the Series B Closing, a Qualified IPO on an internationally recognized securities exchange, including without limitation, the Shanghai Stock Exchange, Shenzhen Stock Exchange, New York Stock Exchange, the Stock Exchange of Hong Kong, Nasdaq Stock Exchange, or a Trade Sale;

(iii)                               if any Founder or any Key Holder commits any fraud, breaches any of his/her non-competition and non-solicitation and/or other fiduciary obligations to the Group Companies;

(iv)                              if any of the Control Documents is materially breached or earlier terminated without prior written consent of the Majority Holders; or

(v)                                 if any of the Group Companies, the Founding Shareholders, the Founders, the Key Holder Holdcos or the Key Holders commits any material breach of any of the Transaction Documents which has a Material Adverse Effect on the Group Companies as a whole.

4.4                     Insufficient Funds.  If the Company’s assets or funds which are legally available on the date that any redemption payment under this Section 4 is due are insufficient to pay in full all redemption payments to be paid at the Series B Redemption Closing, and/or subsequently, the Series A Redemption Closing, or if the Company is otherwise prohibited by applicable laws from making such redemption, those assets or funds which are legally available shall be used to the extent permitted by applicable laws to pay all redemption payments due on the Series B Preferred Shares, and subsequently, the Series A Preferred Shares,  on such date ratably in proportion to the full amounts to which the holders of the Series B Preferred Shares, and subsequently, the holders of the Series A Preferred Shares, to which such redemption payments are due would otherwise be respectively entitled thereon.  Thereafter, all assets or funds of the Company that become legally available for the redemption of shares shall immediately be used to pay the redemption payment which the Company did not pay to the holders of Series B Preferred Shares, and subsequently, the Series A Preferred Shares, on the date that such redemption payments were due.  Without limiting any rights of the holders of Series B Preferred Shares and Series A Preferred Shares which are set forth in these Articles and other Transaction Documents, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

4.5                     Immediately following receipt of the request of any Preferred Shareholder for redemption of Preferred Shares in accordance with this Section 4, the Company shall deposit an amount equal to the Series B Redemption Price, and subsequently, the Series A Redemption Price (to the extent that the Company has assets of funds which are legally available to redeem such shares) with a bank or trust corporation reasonably acceptable to the Board (including the consent of the Series B Director and such consent shall not be unreasonably withheld or delayed by the Series B Director) as a trust fund for the benefit of the relevant Preferred Shareholder, with irrevocable instructions and authority to the bank or trust corporation to pay the applicable amount of the Series B Redemption Price, and subsequently, the Series A Redemption Price to the relevant Preferred Shareholders on the applicable redemption date.

4.6                For the avoidance of doubt, any Preferred Shareholder shall have the right to elect in writing at any time prior to the Redemption Date to convert any or all of its Preferred Shares into Ordinary Shares at the then-effective applicable Conversion Price.

4.7                Before any Preferred Shareholder shall be entitled to receive the aggregate redemption price under this Section 4, such Preferred Shareholder shall surrender such Preferred Shareholder’s certificate or certificates, in each case representing such Preferred Shares to be redeemed, to the Company, and thereupon the applicable amount of the aggregate redemption price shall be payable to the order of the Person whose name appears on the register of Members of the Company as the owner of such shares and each such certificate shall be cancelled after all the shares represented by such certificate are redeemed.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares.  Unless there has been a default in payment of the applicable amount of the aggregate redemption price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the applicable redemption date shall cease to accrue and all rights of the Preferred Shareholders thereof, except the right to receive the applicable amount of the aggregate redemption price thereof (including all declared and unpaid dividend up to the applicable redemption date), without interest, shall cease and terminate and such Preferred Shares shall cease to be issued shares of the Company.

4.8                To the extent permitted by applicable laws, upon and following receipt of any redemption request delivered in accordance with Section 4.1.1 and Section 4.2.1 above, the Company shall use best efforts to procure that the profits of each Subsidiary of the Company (including the PRC Companies) for the time being available for distribution shall be paid to the Company by way of dividend if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make the redemption of Preferred Shares required to be made pursuant to this Section 4 and such redemption request.

5.                                      VOTING RIGHTS AND VOTING AGREEMENT.

5.1                               The holder of Ordinary Shares issued and outstanding shall have one (1) vote in respect of each Ordinary Share held by such holder.

5.2                               Each Preferred Shareholder shall be entitled to such number of votes with respect to all the Preferred Shares held by such Preferred Shareholder as equals the whole number of Ordinary Shares into which such Preferred Shareholder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Members is first solicited.  The Preferred Shares shall generally vote together with the Ordinary Shares and not as a separate class, except as provided in Section 6 below or as expressly provided otherwise in these Articles or elsewhere.

6.                                      PROTECTIVE PROVISIONS.

6.1                              For so long as any Preferred Shares or Conversion Shares remain outstanding, in addition to any other vote or consent required elsewhere in the Memorandum and these Articles, the Investors’ Rights Agreement or by any applicable statute, each of the Company and the Group Companies hereby covenant and agree with the Preferred Shareholders that it shall not, and the holders of Ordinary Shares, the Founders and the Key Holders shall procure that the Company and each Group Company will  not, directly or indirectly, without (i) the written approval of the Preferred Shareholder holding a simple majority of Series A Preferred Shares, and (ii) the written approval of the Preferred Shareholder holding a simple majority of Series B Preferred Shares (voting or consenting as a separate class) (the “Relevant Majority”) or, alternatively, the approval of the Board including the affirmative vote of the Series B Director which shall not be unreasonably withheld or delayed by the Series B Director, take any action (whether by amendment of the Memorandum or these Articles, through any merger, amalgamation, combination or similar transaction or otherwise, and whether in a single transaction or a series of related transactions), provided that, where any act listed below requires a Special Resolution of the Members in accordance with the Law, and if the Members vote in favour of such act but the approval of the Relevant Majority has not yet been obtained,  each Preferred Shareholder who votes against such act at a meeting of the Shareholders shall have two times the voting rights of each Member who votes in favour of such resolution:

(i)                                      any change in any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the holders of Preferred Shares;

(ii)                                   the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquie such secrities) having any right, preference or priority superior to or on a parity with the Preferred Shares or any new issuance of debt or equity secuirty (or warrants, options or silimar rights to acquire such securities) of the Company and any other Group Companies other than issuances to employees, directors and consultants pursuant to the Stock Option Plan approved by the Board including the affirmative vote of the Series B Director which shall not be unreasonably withheld or delayed by the Series B Director;

(iii)                                any repurchase or redemption of its shares (other than pursuant to the terms of this Agreement, or conditions upon which such shares are issued and in both cases in accordance with the re-purchase or redemption provisions in the Company’s Articles of Association) and the issuance of shares with such rights of repurchase or reemption;

(iv)                               any stock split, share consolidation or stock dividend, reclassification or other forms of re-structuring of capital of the Company or any Group Company;

(v)                                  any amendment or repeal of any provision of the memorandum and the articles of association of the Company or any Group Company that may cause an amendment, alteration or cancellation of the rights, preferences, privilage or powers of the Preferred Shareholders;

(vi)                               the liquidation or dissolution of the Company or any other Group Companies; or

(vii)                            any amendment to or termination of any Control Documents.

6.2                              For so long as any Series B Preferred Shares remain outstanding, in addition to any other     vote or consent required elsewhere in the Memorandum and these Articles, the Investors’ Rights Agreement or by any applicable statute, each of the Company and the Group Companies hereby covenants and agrees with the Preferred Shareholders that it shall not, and the holders of Ordinary Shares, the Founders and the Key Holders shall procure that the Company and each other Group Companies will not, directly or indirectly, without the written approval of the Preferred Shareholder holding a simple majority of Series B

Preferred Shares (voting or consenting as a separate class) or, alternatively, the approval of the Board of Directors of each Group Company including the affirmative vote of the Series B Director which shall not be unreasonably withheld or delayed by the Series B Director, take any action (whether by amendment of the Memorandum and these Articles, through any merger, amalgamation, combination or similar transaction or otherwise, and whether in a single transaction or a series of related transactions), provided that, where any act listed below requires a Special Resolution of the Members in accordance with the Law, and if the Members vote in favour of such act but the approval of the simple majority of Series B Preferred Shareholders has not yet been obtained,  each Series Preferred B Shareholder who votes against such act at a meeting of the Shareholders shall have two times the voting rights of each Member who votes in favour of such resolution:

(i)                                      any change in the scope, nature of the business or  any material change in the business activities of the Company and any other Group Companies, expanding the business of the Company and any other Group Companies into any new field, or cease of conducting or carrying on the business of any Group Company substantially as now conducted;

(ii)                                   any acquisition or merger, sale, consolidation, joint venture, establishment of any subsidiary, strategic alliance of any Group Company with or into one or more entities; or any reorganisation or change of the controlling voting rights of the Company and/or any other Group Companies;

(iii)                                any issuance by any Group Company of any new securities or any instruments that are convertible into securities, excluding (x) any issuance of Ordinary Shares upon conversion of Preferred Shares, (y) any issuance of Ordinary Shares (or options or warrants therefor) under any written equity incentive plans approved by the Board of Directors (including the affirmative vote of the Series B Director which shall not be unreasonably withheld or delayed by the Series B Director);

(iv)                               any addition, modification or deletion of any shareholders’ agreement, the Memorandum, these Articles or other charter documents of the Company and/or any other Group Companies;

(v)                                  any transaction or series of transactions in which excess of 50% of any Group Company’s voting power is transferred or in which all or substantially all the assets of any  Group Company are sold;

(vi)                               any license, permit or authorization by the Group Company to a third party to use its Intellectual Property Rights;

(vii)                            any increase or decrease in the authorized size of the Board of Directors of any Group Company, or any change or amendment to the appointment method of the directors;

(viii)                         borrowing any money or obtaining any financial facilities of an aggregate amount in excess of RMB5,000,000 except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(ix)                               acquisition of any share capital or other securities of any entity or the establishment of any new direct or indirect subsidiary of any Group Company or any subsidiary or affiliated company of any Group Company;

(x)                                  entry into any commercial contract of a contractual amount in excess of RMB3,000,000 outside the ordinary course of business of a Group Company;

(xi)                               entry into any transaction or a series of transactions of an aggregate amount in excess of RMB3,000,000 outside the ordinary course of business of a Group Company;

(xii)                            any public offering of any debt or equity securities, and the terms on professional intermediary institution, date and place and price of such offering;

(xiii)                         any debt or equity financing of the Company and/or other Group Companies;

(xiv)                        any sale, transfer, license, creation of charge or encumberance on or otherwise disposal of any trademarks, patents or other intellectual property owned by the Group Companies;

(xv)                           any declaration or distribution of profits amongst the shareholders by way of dividend in cash or specie, (interim and final) capitalization of reserves or otherwise;

(xvi)                        settlement, implement, or alteration of the terms of any bonus (other than as approved in the approved annual budget) or profit sharing scheme or any employee share option plan or share participation schemes, or any issuance of shares or options to any individual under any share option or incentive plan of any Group Company;

(xvii)                     any transaction (either in one transaction or in a series of related transactions) involving a Group Company, on the one hand, and any of a Group Company’s shareholders, directors or officers or any Affiliate of a Group Company’s shareholder or any of its officers, directors or shareholders, on the other hand;

(xviii)                  any matter in which a Group Company pledges its assets or acts as a guarantor or provide other security interest in favor of any third party;

(xix)                        any transfer, pledge, lien, encumberance or otherwise disposal of shares, equity or other interests of the Group Companies;

(xx)                           the appointment or removal of Chairman of the board of directors, Chief Executive Officer (or General Manager), the Deputy General Manager, Chief Financial Officer, and/or Chief Operational Officer (or any equivalent position) of any Group Company; or any adoption or modification of any standard labour contract or senior management’s warefare scheme;

(xxi)                        any change or alteration of the financial and accounting policies previously adopted or change the financial year of the Company, or the appointment or removal of the auditors, of any Group Company;

(xxii)                     any increase in compensation of any of employees of the Group Companies by more than fifty percent (50%) in a twelve (12) month period if before such increase such employee’s gross annual salary is equal to or greater than RMB500,000 (or its equivalent in another currency); and/or

(xxiii)                  the adoption of any annual budget, and any modification amounting to 10% of such budget.

7.                                      CONVERSION

The Preferred Shareholders shall have the rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares:

7.1                              Conversion Ratio.  Each Preferred Share shall be convertible into such number of fully paid and non-assessable Ordinary Shares at the Preferred Share-to-Ordinary Share conversion ratio equal to:

Applicable Preferred Share Issue Price / then-effective Applicable Conversion Price

The Applicable Conversion Price shall initially be (i) in respect of the Series A Preferred Shares, the Series A Issue Price, and (iii) in respect of the Series B Preferred Shares, the Series B Issue Price, resulting in an initial conversion ratio for the Preferred Shares of 1:1, and shall be subject to adjustment from time to time as hereinafter provided and pursuant to the provisions of the Investors’ Rights Agreement.

7.2                              Optional Conversion.  Subject to the Law and these Articles, any Preferred Share may, at the option of the holder(s) thereof, be converted at any time after the date of issuance of such Preferred Shares, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares based on the then-effective Applicable Conversion Price.

7.3                              Automatic Conversion.  Each Preferred Share shall automatically be converted, based on the then-effective Conversion Price, without the payment of any additional consideration, into fully-paid and non assessable Ordinary Shares upon the earlier of (i) the closing of a Qualified IPO, or (ii) the date specified by written consent or agreement of the Majority Preferred Shareholders.  Any conversion pursuant to this Section 7.3 shall be referred to as an “Automatic Conversion”.

7.4                              Conversion Mechanism.  The conversion hereunder of any applicable Preferred Shares shall be effected in the following manner:

(i)                                      Except as provided in Section 7.4 (2) below, before any holder of any Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) at the office of the Company or of any transfer agent for such share to be converted and shall give notice to the Company at its corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of applicable Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice and such surrender of the Preferred Shares to be converted, the Register of Members of the Company shall be updated accordingly to reflect the same, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.

(ii)                                   Upon the occurrence of an event of Automatic Conversion, all holders of Preferred Shares to be automatically converted will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Qualified IPO be the latest practicable date immediately prior to the closing of the Qualified IPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Section 7.  Such notice shall be given pursuant to Articles 104 through 108 to each record holder of such Preferred Shares at such holder’s address appearing on the register of members.  On or before the date fixed for conversion, each holder of such Preferred Shares shall surrender the applicable certificate or certificates (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) for all such shares to the Company at the place designated in such notice.  On the date fixed for conversion, the Company shall promptly effect such conversion and update its register of members to reflect such conversion, and all rights with respect to such Preferred Shares so converted will terminate, with the exception of the right of a holder thereof to receive the Ordinary Shares issuable upon conversion of such Preferred Shares, and upon surrender of the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor), to receive certificates (if applicable) for the number of Ordinary Shares into which such Preferred Shares have been converted.  All certificates evidencing such Preferred Shares shall, from and after the date of conversion, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary

Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(iii)                                The Company may effect the conversion of Preferred Shares in any manner available under applicable laws, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares.  For purposes of the repurchase or redemption, the Company may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(iv)                               No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board of Directors either (i) pay cash equal to such fraction multiplied by the fair market value for the applicable Preferred Share as determined and approved by the Board of Directors (so long as such approval includes the approval of the Series B Directors and such approval shall not be unreasonably withheld or delayed by the Series B Director), or (ii) issue one whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(v)                                  Upon conversion, all accrued but unpaid share dividends on the applicable Preferred Shares shall be paid in shares and all accrued but unpaid cash dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of a number of further Ordinary Shares equal to the value of such cash amount, at the option of the holders of the applicable Preferred Shares.

7.5                     Adjustment of the Conversion Price.  The Conversion Price shall be adjusted and readjusted from time to time as provided below:

(1)                                         Adjustment for Share Splits and Combinations.  If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Applicable Conversion Price in effect immediately prior to such subdivision with respect to each Preferred Share shall be proportionately decreased.  Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Applicable Conversion Price in effect immediately prior to such combination with respect to each

Preferred Share shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(2)                                Adjustment for Ordinary Share Dividends and Distributions.  If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Applicable Conversion Price then in effect with respect to each Preferred Share shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such applicable conversion price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(3)                                 Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions.  If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Deemed Liquidation Event in Section 4.2, then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the relevant Preferred Shares been converted into Ordinary Shares immediately prior to such event.

(4)                                          Adjustments to Conversion Price for Dilutive Issuance.

(a)                                  Special Definition.  For purpose of this Section 7.5 (4), the following definitions shall apply:

(i)                     “Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)                  “Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)               “New Securities” shall mean all Ordinary Shares issued (or, pursuant to Section 7.5(4)(c), deemed to be issued) by the Company after the date on which these Articles are adopted, other than the following issuances:

a).                        up to 12,048,193 Ordinary Shares (As Adjusted) and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP;

b).                        any Shares of the Company issued or issuable pursuant to a share split or sub-division, share dividend, combination, recapitalization or other similar transaction of the Company, as described in Section 7.5(1) through Section 7.5(3) and as approved by the Board of Directors (so long as such approval includes the approval of Series B Directors which shall not be unreasonably withheld or delayed by the Series B Director);

c).                         any Shares of the Company issued pursuant to the Qualified IPO duly approved by the Board of Directors (which approval includes the approval of the Series B

Directors which shall not be unreasonably withheld or delayed by the Series B Director);

d).                        any Shares of the Company issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, as duly approved by the Board of Directors (which approval includes the approval of the Series B Directors  which shall not be unreasonably withheld or delayed by the Series B Director); and

e).                         any Ordinary Shares issued or issuable upon the conversion of the Preferred Shares.

(b)                                  No Adjustment of Conversion Price.  No adjustment in the Applicable Conversion Price with respect to any Preferred Share shall be made in respect of the issuance of New Securities unless the consideration per Ordinary Share (determined pursuant to Section 7.5 (4)(e) hereof) for the New Securities issued or deemed to be issued by the Company is less than such Applicable Conversion Price in effect immediately prior to such issuance, as provided for Section 7.5 (4)(d).  No adjustment or readjustment in the Applicable Conversion Price with respect to any Preferred Share otherwise required by this Section 7.5 shall affect any Ordinary Shares issued upon conversion of any applicable Preferred Share prior to such adjustment or readjustment, as the case may be.

(c)                                   Deemed Issuance of New Securities.  In the event the Company at any time or from time to time after the Series A Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or

Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which New Securities are deemed to be issued:

(i)                                    no further adjustment in the Applicable Conversion Price with respect to any Preferred Share shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(ii)                                 if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the then effective  Applicable Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)                              no readjustment pursuant to Section 7.5 (4)(c)(ii) shall have the effect of increasing the then effective Applicable Conversion Price with respect to any Preferred Share to an amount which exceeds the Applicable Conversion Price with respect to such

Preferred Share that would have been in effect had no adjustments in relation to the issuance of the Options or Convertible Securities as referenced in Section 7.5 (4)(c)(ii) been made;

(iv)                             upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(x)                       in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(y)                       in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the

Company (determined pursuant to Section 7.5 (4)(e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(v)                                if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price with respect to any Preferred Share which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price with respect to such Preferred Share shall be adjusted pursuant to this Section 7.5(4)(c) as of the actual date of their issuance.

(d)                                  Adjustment of the Conversion Price upon Issuance of New Securities.  In the event of an issuance of New Securities, at any time after the Series A Issue Date, for a consideration per Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) less than the Applicable Conversion Price with respect to any Preferred Share in effect immediately prior to such issue, then and in such event, the Application Conversion Price with respect to such Preferred Share shall be reduced to a price equal to the issue price of the New Securities.

(e)                                   Determination of Consideration.  For purposes of this Section 7.5(4), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(i)                                       Cash and Property.  Such consideration shall:

a)                                    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

b)                                    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined and approved in good faith by the Board of Directors (so long as such approval includes the approval of the Series B Directors which shall not be unreasonably withheld or delayed by the Series B Director); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company;

c)                                     in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received which relates to such New Securities, computed as provided in sub-sections (1) and (2) above, as reasonably determined in good faith by the Board of Directors including the approval of the Series B Directors which shall not be unreasonably withheld or delayed by the Series B Director.

(ii)                                 Options and Convertible Securities.  The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to Section 7.5 (4)(c) hereof relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in paragraph (i) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the

Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(5)                                         Other Dilutive Events.  In case any event shall occur as to which the  other provisions of this Section 7.5 are not strictly applicable, but the failure to make any adjustment to the Applicable Conversion Price with respect to any Preferred Share, would not fairly protect the conversion rights of the holders of such Preferred Shares in accordance with the essential intent and principles hereof, then the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 7, necessary to preserve, without dilution, the conversion rights of the holders of such Preferred Shares.

(6)                                         No Impairment.  The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of Preferred Shares against impairment.

(7)                                         Certificate of Adjustment.  In the case of any adjustment or readjustment of the Conversion Price with respect to any Preferred Share, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered holder of such Preferred Shares at the holder’s address as shown in the Company’s books.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the Applicable Conversion Price with respect to such Preferred Share, in effect before and after such adjustment or readjustment, and (iv) the type and number of Shares of the Company, and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(8)                                         Notice of Record Date.  In the event the Company shall propose to take any action of the type or types requiring an adjustment set forth in this Section 7.5, the Company shall give notice to the holders of the relevant Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Conversion Price with respect to the relevant Preferred Share, and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the relevant Preferred Shares.  In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(9)                                         Reservation of Shares Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares.  If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holders of Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

(10)                                  Notices.  Any notice required or permitted pursuant to this Section 7 shall be given in writing and shall be given in accordance with Articles 104 through 108.

(11)                                  Payment of Taxes.  The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which such Preferred Shares so converted were registered.

(12)                                  Miscellaneous.

(i)                                     All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be.

(ii)                                  The holders of a simple majority of the outstanding Series B Shares shall have the right to challenge, by way of written notice presented to the Company and signed by the holders of the requisite amount of Series B Shares, any determination by the Board of fair value pursuant to this Section 7 if such determination is with respect to an Applicable Conversion Price adjustment of Series B Shares, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company.

8.                           DRAG-ALONG RIGHT

8.1                     In the event that the Company and the Founders fail to effect the redemption and/or fully pay the price for all redemption shares by the last day of the 6 months after the applicable redemption date pursuant to Section 4 or after the four (4th ) anniversary of the Series B Closing Date, if the holder holding a simple majority of the Preferred Shares voting in a single class on an as-converted basis decides, at its own discretion, to sell all of the shares it holds in the Company in a Trade Sale with respect to the Company in which the aggregate valuation of the Company offered by the potential acquirer exceeds US$120,000,000 (such Trade Sale being a “Qualified Trade Sale”), then each of the remaining shareholders of the Company agrees with respect to all Shares that he, she or it holds and any other Company securities over which he, she or it otherwise exercises dispositive power:

(a)                                in the event such Qualified Trade Sale requires the approval of shareholders, (i) if the matter is to be brought to a vote at a shareholder meeting, after receiving proper notice of any meeting of shareholders of the Company to vote on the approval of the Qualified Trade Sale, to be present, in person or by proxy, as a holder of shares, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (bb) to vote (in person, by proxy or by action by written consent, as applicable) all shares in favor of such Qualified Trade Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Qualified Trade Sale;

(b)                                in the event that the Qualified Trade Sale is to be effected by the sale of shares held by a shareholder (the “Selling Shareholder”) without the need for shareholder approval (including without limitation by way of a change in control of such Selling Shareholder), to sell all Shares of the Company beneficially held by such shareholder (or in the event that the Selling Shareholder is selling fewer than all of its shares held in the Company, shares in the same proportion as the Selling Shareholder is selling) to the person to whom the Selling Shareholder propose to sell its shares, for the same per-share consideration (on a fully-diluted and as-converted basis) and on the same terms and conditions as the Selling Shareholder;

(c)                                 to refrain from exercising any dissenters’ rights or rights of appraisal under applicable laws at any time with respect to such Qualified Trade Sale;

(d)                                to execute and deliver all related documentation and take such other action in support of the Qualified Trade Sale as shall reasonably be requested by the Company; and

(e)                                 not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any voting securities owned by such party or Affiliate in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such securities, unless specifically requested to do so by the acquirer in connection with a Qualified Trade Sale.

(f)                                  to: (i) make representation and warranties in connection with such a Qualified Trade Sale regarding (x) ownership and authority to sell their respective shares and (y) the existence of any material violations as a result of such sale under any material agreement to which such shareholder is a party; (ii) obtain any consents or approvals that should be obtained; and (iii) pay its pro rata share of expenses in connection with the contemplated Qualified Trade Sale.

8.2                     In any Qualified Trade Sale, (i) each holder of the Shares (the “Shareholder”) shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the expenses incurred in the transaction, including, without limitation, legal, accounting and investment banking fees and expenses, and (ii) each Shareholder shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification or other obligations that are part of the terms and conditions of such Qualified Trade Sale (other than those that relate specifically to a particular Shareholder, such as indemnification with respect to representations and warranties given by such Shareholder regarding such Shareholder’s title to and ownership of shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such Shareholder) but only up to the net proceeds paid to such Shareholder in connection with such Qualified Trade Sale.  Without limiting the foregoing sentence, no Shareholder who is not an employee or officer or controlling shareholder of a Group Company shall be required to make any representations or warranties other than with respect to itself (including due authorization, title to shares, enforceability of applicable agreements, and similar representations and warranties).

9.                                      DISCREPANCIES

Notwithstanding any provisions to the contrary, if there is any discrepancy between any provision of this Schedule and any other provision contained in the main body of the Memorandum and these Articles, the provisions of this Schedule shall prevail.

10.                               BUSINESS DAY

If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding the Business Day.